Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-277773 and 811-23299) on Form N-2 of our report dated December 10, 2025, with respect to the financial statements, financial highlights, and Senior Securities Table of OFS Credit Company, Inc..
Chicago, Illinois
December 10, 2025